Exhibit 99.1

Actelis Networks Reports Third Quarter 2023

FREMONT, CA., November 14, 2023 — Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment Hybrid-Fiber networking solutions for wide area IoT applications, today reported financial results for the fiscal third quarter and nine months ended September 30, 2023.

“During the third quarter of 2023 we have seen a good level of interest in our newly launched products, that are providing solutions for rapid deployment, cost effective and secure networking for critical infrastructure for our IoT and Federal customers. We have also seen interest from several large network operators in our new solutions aiming at connecting millions of buildings and customers in multi-tenant-building (MDU)”, said Tuvia Barlev, Chairman and CEO of Actelis. “Those products are expected to start selling in 2024, following successful trials and commercial agreements”.

“In Q3 of 2023 we experienced delays in closing and converting some large opportunities to Revenues due to seasonality during summertime, slow processing of tenders by customers and some orders received too late in the quarter to be delivered before quarter end. We expect to catch up on those delays in the fourth quarter of 2023 and the following quarters. Our target markets, now including new offerings such as our Gigaline 900 for the MDU market and our new federal cyber-safety (FIPS) certification for military application, now enable additional important opportunities for large expansion, and we remain excited about our growth opportunities.”

“While we continue to reach new markets and customers, we continue to implement cost-saving measures as discussed in our second quarter report. It is our goal to reach more than 20% reduction in Operating Expenses in 2024 compared to 2023. Cost savings can be realized as internal projects are coming to completion and freeing up resources, and as operational and commercial activities are relying more on outsourcing and reducing fixed costs. Additionally, we have continued to align our business to make sure we are most effective in our markets, and are focusing resources on the verticals that are most promising. Cyber-Security, Cyber-Aware Networking and Multi-Dwelling/Tenant Unit buildings continue to be our focus forward,” Barlev added. “Our cost reduction initiatives improve our balance sheet as we continue to make progress. We are also working to refinance our debt to reduce our restricted cash balance.”

Additionally, our Net Loss for the nine months ended September 30, 2023 dramatically decreased by 48% to $4.4 million, compared to the nine months ended September 30, 2022. We continue to aim towards reaching our break-even point.

“We have not seen impacts to our on-going business from the geo-political conflict in the Middle-East,” Barlev added.

Third Quarter and nine months of 2023 Financial Highlights:

●	Revenues were $0.85 million for the third quarter of 2023 compared to $1.35 million in the year ago period, as significant new orders expected to close in the third quarter were delayed to the fourth quarter of the year.

●	Revenues were $4.6 million for the nine months ended September 30, 2023, compared to $6.3 million in the year ago period, as new orders were delayed to the fourth quarter of the year, and delivery of sales to Telco customers declined 66% compared to the year ago period. This includes a reduction in software license revenues resulting from a 2 year license revenue received in 2022 for both 2022 and 2023, which accordingly was not received in 2023 and is expected to renew in 2024.. New orders for the nine months ended September 30, 2023, consisted of 74% from IoT customers compared to 49% in the year-ago period.

●	Gross Margin was 34% for the nine months of 2023, compared to 48% for the year ago period driven by a product-software mix change associated with the focus shift to IoT and the SW license renewal from 2022 for 2 years, as discussed in the highlights above. This license is expected to be renewed in 2024. The decline is also driven by the delay of new significant orders to the fourth quarter resulting in lower volume of sales driving fixed costs higher as percentage of revenues and periodically reducing gross margin.

●	Operating expenses for the third quarter 2023 were $2.35 million, flat compared to $2.35 million sequentially helped by cost reductions implemented during the second quarter of 2023, offset by investments in sales and marketing.

●	Operating expenses for the third quarter 2023 decreased to $2.35 million compared to $2.54 million in the year ago period, due to cost reductions implemented during the second quarter of 2023.

●	Net Loss is down 46% sequentially to $0.9 million for the third quarter of 2023, compared to $1.6 million sequentially, and down 60% compared to $2.2 million in the year ago period, primarily driven by financial income associated with warrant valuation reduction, as well as foreign exchange rate differences.

●	Net Loss was down 48% to $4.4 million for the nine months ended September 30, 2023 compared to $8.5 million in the year ago period, driven primarily by the conversion of the financial instruments last year and financial income in the third quarter of 2023, as well as foreign exchange rate differences.

●	Non-GAAP adjusted EBITDA loss was $1.76 million in the third quarter compared to $1.7 million in the year ago period driven by the reduction in revenues offset by reduction in operating expenses, and $4.6 million for the nine months ended September 30, 2023 compared to $2.6 million in the year ago period driven primarily by the delay in new orders to the fourth quarter and following quarters, our hardware-software mix, as well as our continued investment in sales and marketing and as a public company.

Recent Company Highlights:

●	Actelis received third party validation for compliance with FIPS Cyber Protection Standard Required by Government Agencies, testing performed by UL agencies. FIPS uses cryptographic security and other measures to protect sensitive information. This standard is recognized worldwide and is also used by organizations outside of the government, such as finance, health care and manufacturing organizations, as a best practice to ensure optimal security. Completion of FIPS certification opens up those markets for Actelis.

●	Launched a new product – GigaLine 900. A Unique, Ultra Low Power In-Building Gigabit Connectivity Solution for Instant Service Provisioning of Gigabit services to Multi-Tenant Units, making it very fast to install, simple, and cost effective for providers to connect tenants to high-speed internet without installing fiber throughout the building)

●	We recently announced being selected and receiving a first order to provide IoT networking solutions to European natural gas system operator operating a high-pressure natural gas pipeline network stretching over thousands of kilometers in a large European country.

●	Hired 2GT – an agency sales team expanding our reach to major territories in Western Europe including Germany, Scandinavia and more.

●	Hired Gary Massone, previously Director of Sales at Actelis, coming back to Actelis to help expand the scale of the Company’s new products including the Gigaline 900 to telecom markets in the United States.

●	Michael Golob, former EVP of Operations at Frontier Communications, joins Actelis as an advisor to help guide Company’s introduction of new products with his vast experience.

●	The Company continues to work on cost reduction measures with a target to reach 20% reduction as we enter 2024, to align the efficiency and effectiveness of its operation worldwide.

●	The war in Israel has not affected the Company’s operations so far, we are keeping a close look as the situation evolves and preparing for any necessary changes.

●	A significant portion of the Company’s operations is located in Israel. During the 9 months ended September 30, 2023, the US Dollar strengthened against the Israeli Shekel by 8% driving cost savings.

Fiscal Third Quarter and Nine Months of 2023 Financial Results:

Revenues for the three months ended September 30, 2023 amounted to $0.85 million compared to $1.35 million for the three months ended September 30, 2022. The decrease from the corresponding period was primarily attributable to a decrease of $0.2 million of revenues generated from North America and a decrease of $0.3 of revenues generated from Asia Pacific and Europe, the Middle East and Africa.

Revenues for the nine months ended September 30, 2023 amounted to $4.6 compared to $6.3 million for the nine months ended September 30, 2022. The decrease from the corresponding period was primarily attributable to a decrease of $1.4 million in revenues generated from North America and a decrease of $0.4 million in revenues generated from Europe, the Middle East and Africa, offset by an increase of $0.1 million in revenues generated from Asia Pacific.

Cost of revenues for the three months ended September 30, 2023, amounted to $0.6 million compared to $0.8 million for the three months ended September 30, 2022. The decrease from the corresponding period was primarily attributable to the decrease in revenues as well as change in the product mix.

Cost of revenues for the nine months ended September 30, 2023, amounted to $3.0 million compared to $3.3 million for the nine months ended September 30, 2022. The decrease from the corresponding period was mainly due to the decrease in revenues as well as change in the product mix, partially offset by the higher effect of fixed costs as the percent of the lower revenues.

Gross profit for the three months ended September 30, 2023, amounted to $0.2 million or 27% of revenue, compared to $0.5 million, or 40% of revenue for the three months ended September 30, 2022. The decrease from the corresponding period was mainly due to change in product mix, partially offset by the higher effect of fixed costs as the percent of the lower revenues.

Gross profit for the nine months ended September 30, 2023, amounted to $1.5 million or 34% of revenue, compared to $3.1 million, or 48% of revenue for the nine months ended September 30, 2022. The decrease from the corresponding period was mainly due to change in product mix, partially offset by the higher effect of fixed costs as the percent of the lower revenues.

Research and development expenses for the three months ended September 30, 2023, amounted to $0.7 million compared to $0.7 million for the three months ended September 30, 2022.

Research and development expenses for the nine months ended September 30, 2023, amounted to $2.1 million compared to $2.0 million for the nine months ended September 30, 2022. The increase was mainly due to an increase in professional services related to research and development.

Sales and marketing expenses for the three months ended September 30, 2023, amounted to $0.7 million compared to $0.8 for the three months ended September 30, 2022. The decrease was mainly due to a decrease in commission and travel expenses.

Sales and marketing expenses for the nine months ended September 30, 2023 amounted to $2.3 million compared to $2.4 for the nine months ended September 30, 2022. The decrease was mainly due to a decrease in commission and travel expenses.

General and administrative expenses for the three months ended September 30, 2023, amounted to $1.0 million compared to $1.0 million for the three months ended September 30, 2022. There was a decrease driven by cost reduction measures, offset by one time financing related expenses.

General and administrative expenses for the nine months ended September 30, 2023, amounted to $2.8 million compared to $2.7 million for the nine months ended September 30, 2022.The increase was driven by financing related expenses, partially offset by cost reduction measures.

Operating loss for the three months ended September 30, 2023, was $2.1 million, compared to an operating loss of $2.0 million for the three months ended September 30, 2022. The increase was mainly due to the decreases in revenues and gross margin.

Operating loss for the nine months ended September 30, 2023, was $5.7 million, compared to an operating loss of $4.1 million for the nine months ended September 30, 2022. The increase was mainly due to the decreases in revenues and gross margin while continuing to invest in Sales and Marketing.

Other Financial income, net and interest expenses for the three months ended September 30, 2023, was $1.3 million (including $0.2 million interest expenses) compared to financial expenses, net of $0.2 million (including $0.2 million interest expenses) for the three months ended September 30, 2022. The increase in financial income was due to the decrease in fair value of warrants in the amount of $1.3 million, as well as exchange rate differences in the amount of $0.2 for the three months ended September 30, 2023, compared to $0.05 in the three months ended September 30, 2022.

Other Financial income, net and interest expenses for the nine months ended September 30, 2023, was $1.3 million (including $0.5 million interest expenses) compared to financial expenses, net of $4.4 million (including $0.6 million interest expenses) for the nine months ended September 30, 2022. During the nine months ended September 30, 2023, the Company recorded financial income in connection with a decrease in fair value of warrants in the amount of $1.7 million, compared to an increase in fair value of various financial instruments prior to the IPO completed in May 2022, such as a convertible loan, note and warrants in the amount of $4.5 million. In addition, the Company recorded income in the amount of $0.4 million from exchange rate differences, compared to $0.7 during the nine months ended September 30, 2022.

Net loss for the three months ended September 30, 2023, was $0.9 million, compared to net loss of $2.2 million for the three months ended September 30, 2022. This decrease was primarily due to the increase in financial income, net related to the decrease in fair value of warrants.

Net loss for the nine months ended September 30, 2023, was $4.4 million, compared to net loss of $8.5 million for the nine months ended September 30, 2022. This decrease was primarily due to the decrease in revenues and gross margin offset by a decrease in financial expenses, net resulting from the conversion of the financial instruments the Company had such as a convertible loan, note and warrants from the IPO completed in May 2022.

Adjusted EBITDA loss, a non-GAAP measurement of operating performance (reconciled below to Net Loss), for the three months ended September 30, 2023, was $1.76 million, compared to $1.7 million in the comparable year-ago period. This was primarily a result of product mix change which resulted in a decreased gross profit and a decrease in other one-time costs and expenses.

Adjusted EBITDA loss, a non-GAAP measurement of operating performance (reconciled below to Net Loss), for the nine months ended September 30, 2023, was $4.6 million, compared to $2.6 million in the comparable year-ago period. This was primarily attributed to product mix changes, as well as expenses associated with being a public company and a decrease in other one-time costs and expenses.

The Company reported a balance sheet as of September 30, 2023 with $11.2 million of total assets compared to $14.8 million as of December 31, 2022, $10.3 million of total liabilities, commitments and contingencies compared to $11.6 million as of December 31, 2022, and $0.9 million of shareholders’ equity compared to shareholders equity of $3.3 million as of December 31, 2022.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in cyber-hardened, rapid-deployment networking solutions for wide-area IoT applications including federal, state and local government, ITS, military, utility, rail, telecom and campus applications. Actelis’ unique portfolio of hybrid fiber-copper, environmentally hardened aggregation switches, high density Ethernet devices, advanced management software and cyber-protection capabilities, unlocks the hidden value of essential networks, delivering safer connectivity for rapid, cost-effective deployment. For more information, please visit www.actelis.com.

Use of Non-GAAP Financial Information

Non-GAAP Adjusted EBITDA, and backlog of open orders are Non-GAAP financial measures. In addition to reporting financial results in accordance with GAAP, we provide Non-GAAP operating results adjusted for certain items, including: financial expenses, which are interest, financial instrument fair value adjustments, exchange rate differences of assets and liabilities, stock based compensation expenses, depreciation and amortization expense, tax expense, and impact of development expenses ahead of product launch. We adjust for the items listed above and show Non-GAAP financial measures in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. For a more detailed description of the risks and uncertainties affecting the Company, reference is made to the Company’s reports filed from time to time with the SEC, including, but not limited to, the risks detailed in the Company’s final prospectus (Registration No. 333-264321), filed with the SEC on May 16, 2022. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Actelis is not responsible for the contents of third-party websites.

Investor Relations Contact:

Kirin Smith

PCG Advisory

Ksmith@pcgadvisory.com

-Financial Tables to Follow-

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(U. S. dollars in thousands except for share and per share amounts)

	September 30, 2023	December 31, 2022
Assets
CURRENT ASSETS:
Cash and cash equivalents	682	3,943
Short term deposits	254	1,622
Restricted bank deposits	450	451
Trade receivables, net of allowance for credit losses of $125 as of September 30, 2023, and December 31, 2022.	715	3,034
Inventories	2,698	1,179
Prepaid expenses and other current assets	616	678
TOTAL CURRENT ASSETS	5,415	10,907

NON-CURRENT ASSETS:
Property and equipment, net	66	80
Prepaid expenses	592	492
Restricted cash	2,407	336
Restricted bank deposits	2,036	2,027
Severance pay fund	225	239
Operating lease right of use assets	403	726
Long term deposits	14	12
TOTAL NON-CURRENT ASSETS	5,743	3,912

TOTAL ASSETS	11,158	14,819

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

UNAUDITED

(U. S. dollars in thousands except for share and per share amounts)

	September 30, 2023	December 31, 2022
Liabilities and redeemable convertible preferred stock, warrants to placement agent and shareholders’ equity
CURRENT LIABILITIES:
Current maturities of long-term loans	1,229	553
Warrants	8	8
Trade payables	2,192	1,781
Deferred revenues	386	484
Employee and employee-related obligations	732	793
Accrued royalties	924	900
Current maturities of operating lease liabilities	255	445
Other accrued liabilities	905	1,238
TOTAL CURRENT LIABILITIES	6,631	6,202

NON-CURRENT LIABILITIES:
Long-term loan, net of current maturities	3,175	4,625
Deferred revenues	—	164
Operating lease liabilities	129	237
Accrued severance	256	278
Other long-term liabilities	25	48
TOTAL NON-CURRENT LIABILITIES	3,585	5,352
TOTAL LIABILITIES	10,216	11,554
COMMITMENTS AND CONTINGENCIES (Note 10)
REDEEMABLE CONVERTIBLE PREFERRED STOCK:
Redeemable convertible preferred stock - $0.0001 par value, 10,000,000 authorized as of September 30, 2023, December 31, 2022. None issued and outstanding as of September 30, 2023, December 31, 2022.	—	—

WARRANTS TO PLACEMENT AGENT (Note 11(e))	104	—
SHAREHOLDERS’ EQUITY (**):
Common stock, $0.0001 par value: 30,000,000 shares authorized as of September 30, 2023, and December 31, 2022; 2,694,179 and 1,737,986 shares issued and outstanding as of September 30,2023 and December 31, 2022, respectively	1	1
Non-voting common stock, $0.0001 par value: 2,803,774 shares authorized as of September 30, 2023, and December 31, 2022, None issued and outstanding as of September 30, 2023, and December 31, 2022.	—	—
Additional paid-in capital	38,594	36,666
Accumulated deficit	(37,757)	(33,402)
TOTAL SHAREHOLDERS’ EQUITY	838	3,265
TOTAL LIABILITIES AND REDEEMABLE CONVERTIBLE PREFERRED STOCK WARRANTS TO PLACEMENT AGENT AND SHAREHOLDERS’ EQUITY	11,158	14,819

(**)	Adjusted to reflect reverse stock split, see note 3(f).

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(U. S. dollars in thousands except for share and per share amounts)

	Three months ended September 30,			Nine months ended September 30,
	2023	2022		2023		2022

REVENUES	845		1,348		4,589		6,297
COST OF REVENUES	619		813		3,043		3,258
GROSS PROFIT	226		535		1,546		3,039

OPERATING EXPENSES:
Research and development expenses, net	691		723		2,117		2,049
Sales and marketing expenses, net	691		790		2,332		2,357
General and administrative expenses, net	971		1,028		2,805		2,730
TOTAL OPERATING EXPENSES	2,353		2,541		7,254		7,136

OPERATING LOSS	(2,127)		(2,006)		(5,708)		(4,097)
Interest expense	(161)		(198)		(512)		(622)
Other Financial income (expenses), net	1,421		(3)		1,865		(3,781)
NET COMPREHENSIVE LOSS FOR THE PERIOD	(867)		(2,207)		(4,355)		(8,500)

Net loss per share attributable to common shareholders – basic and diluted	$(0.32)	$	(*) (1.27)	$	(*) (1.93)	$	(*) (8.77)
Weighted average number of common stocks used in computing net loss per share – basic and diluted	2,685,626		(*) 1,731,753		(*) 2,254,235		(*) 968,721

(*)	Adjusted to reflect reverse stock split, see note 3(f).

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).

Non-GAAP Financial Measures

(U.S. dollars in thousands)	Three months Ended September 30, 2023	Three months Ended September 30, 2022	Nine months Ended September 30, 2023	Nine months Ended September 30, 2022
Revenues	$845	$1,348	$4,589	$6,297
GAAP net loss	(867)	(2,207)	(4,355)	(8,500)
Interest Expense	161	198	512	622
Other Financial expenses (income), net	(1,421)	3	(1,865)	3,781
Tax Expense	18	28	58	102
Fixed asset depreciation expense	7	9	20	29
Stock based compensation	106	13	298	41
Research and development, capitalization	113	143	371	423
Other one-time costs and expenses	120	115	343	916
Non-GAAP Adjusted EBITDA	(1,763)	(1,698)	(4,618)	(2,586)
GAAP net loss margin	(102.60)%	(163.72)%	(94.90)%	(134.98)%
Adjusted EBITDA margin	(208.64)%	(125.96)%	(100.63)%	(41.07)%

	For the three months ended September 30		For the nine months ended September 30
(U.S. dollars in thousands)	2023	2022	2023	2022
Revenues	$845	$1,348	$4,589	$6,297

Non-GAAP Adjusted EBITDA	(1,763)	(1,698)	(4,618)	(2,586)

As a percentage of revenues	(208.64)%	(125.96)%	(100.63)%	(41.07)%

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended September 30,
	2023	2022
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	(4,355)	(8,500)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	20	29
Changes in fair value related to warrants to lenders and investors	(1,658)	1,068
Warrant issuance costs	223	—
Inventories write-downs	132	106
Exchange rate differences	(365)	(798)
Share-based compensation	298	41
Changes in fair value related to convertible loan	—	1,648
Changes in fair value related to convertible note	—	1,753
Financial income from short and long term bank deposit	(78)	—
Changes in operating assets and liabilities:
Trade receivables	2,319	37
Net change in operating lease assets and liabilities	25	(62)
Inventories	(1,651)	(271)
Prepaid expenses and other current assets	62	(251)
Long term prepaid expenses	(100)	(245)
Trade payables	411	(1,067)
Deferred revenues	(262)	145
Other current liabilities	(185)	406
Other long-term liabilities	(30)	185
Net cash used in operating activities	(5,194)	(5,776)
CASH FLOWS FROM INVESTING ACTIVITIES:
Short term deposits	1,363	(68)
Long term Restricted bank deposits	75	—
Long term deposits	(2)	—
Purchase of property and equipment	(6)	(34)
Net cash provided by (used in) investing activities	1,430	(102)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options	10	*
Proceeds from issuance of common stocks, pre-funded warrants and warrants (see Note 11d)	3,500	—
Proceeds from initial public offering and private placement	—	18,712
Underwriting discounts and commissions and other offering costs	(291)	(2,175)
Repurchase of common stock	(50)	—
Repayment of long-term loan	(583)	(509)
Net cash provided by financing activities	2,586	16,028
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(12)	46

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(1,190)	10,150
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF THE PERIOD	4,279	795
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF THE PERIOD	3,089	10,945

*	Represents an amount less than $1 thousands.

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).